Exhibit 10.7

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as October 13, 2017, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as such term is defined below, each a “Lender” and collectively, the “Lenders”), and and Lombard Medical Technologies Inc., a Delaware corporation with an office located at 15420 Laguna Canyon Road, Suite 260, Irvine CA 92618 (“Lombard Medical”) and ALTURA MEDICAL, INC., a Delaware corporation with offices located at 923 Hamilton Ave., Menlo Park, CA 94025 (“Altura” and together with Lombard Medical, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A. Lenders agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and among Lenders and Grantor dated as of April 24, 2015 (as the same may be amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). In accordance with the terms of the Loan Agreement, Grantor is granting to Collateral Agent, for the ratable benefit of the Lenders, a security interest in certain Copyrights, Trademarks, Patents and Mask Works (as each term is described below) to secure the obligations of Grantor under the Loan Agreement.

B. Grantor has already granted to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral (other than the Intellectual Property Collateral (as defined herein below)).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, effective as of date hereof, Grantor hereby grants and pledges to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(f) All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

(g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Grantor hereby represents and warrants that the Copyrights set forth on Exhibit A, the Patents set forth on Exhibit B, the Trademarks set forth on Exhibit C and the Mask Works set forth on Exhibit D include, among others, all registered Copyrights, Patents and Trademarks of Grantor on the date hereof.

This security interest is granted in conjunction with the security interest granted to Collateral Agent, for the ratable benefit of the Lenders under the Loan Agreement, and shall become effective upon the date hereof. The rights and remedies of Collateral Agent with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Collateral Agent as a matter of law or equity. Each right, power and remedy of Collateral Agent provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Collateral Agent of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Collateral Agent, of any or all other rights, powers or remedies.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	LOMBARD MEDICAL TECHNOLOGIES INC.

15420 Laguna Canyon Road, Suite 260 Irvine, CA 92618 Attn: Kurt Lemvigh, CEO	By:	/s/ Kurt Lemvigh
	Title:	CEO

GRANTOR:

ALTURA MEDICAL, INC.

Address of Grantor: 923 Hamilton Ave. Menlo Park, CA 94025 Attn: Kurt Lemvigh, CEO	By:	/s/ Kurt Lemvigh
	Title:	CEO

OXFORD FINANCE LLC, AS COLLATERAL AGENT AND AS A LENDER

Address of Lender: 133 North Fairfax Street Alexandria, Virginia 22314 Attn: Legal Department	By:	/s/ Colette H. Hastings
	Title:	Senior Vice President

EXHIBIT A

Copyrights

None.

EXHIBIT B

Patents

[See attached]

EXHIBIT C

Trademarks

[See attached]

EXHIBIT D

Mask Works

None.